                                                                   EXHIBIT 10.26

                               SECOND AMENDMENT TO
                       NONQUALIFIED STOCK OPTION AGREEMENT

         THIS AMENDMENT, by YOUcentric, Inc., a Delaware corporation (the "Corporation"), is dated this 9th day of August, 2000.

         WHEREAS, the Board of Directors of the Corporation (the "Board") granted Wells Tiedeman (the "Optionee") a nonqualified stock option to purchase shares of the Corporation's common stock;

         WHEREAS, such option is evidenced by a Nonqualified Stock Option Agreement between the Corporation and Optionee dated December 23, 1999 (the "Agreement"), as amended;

         WHEREAS, the Board effected a three-for-two share split by way of a 50% share dividend effective August 9, 2000;

         WHEREAS, the Agreement provides, in part, that in the event of a share dividend involving the Corporation's common stock, equitable adjustments shall be made in the terms, conditions and restrictions of the Agreement, as applicable, all as determined by the proper officers of the Corporation in their discretion;

         WHEREAS, in light of the foregoing, the undersigned officer of the Corporation desires to make equitable adjustments in the number of shares of common stock of the Corporation subject to the Agreement and the exercise price per share of common stock of the Corporation under the Agreement.

         NOW, THEREFORE, the Agreement is amended to read as follows effective August 9, 2000:

         1. Section 1 of the Agreement is amended to read as follows:

                  1. GRANT OF OPTION. The Board granted Optionee an option to purchase from the Corporation, during the period specified in section 3 of this Agreement, a total of Two Hundred Ninety-nine Thousand Seven Hundred (299,700) shares of the common stock of the Corporation (the "Stock") at the purchase price of One Cent ($.01) for every nine shares (the "Purchase Price"), in accordance with the terms and conditions stated in this Agreement. The shares of Stock subject to the option granted hereby are referred to below as the "Shares," and the option to purchase such Shares is referred to below as the "Option."

         2. This Amendment does not supersede the terms and conditions of the Agreement, except to the extent expressly described herein.

         IN WITNESS WHEREOF, this Amendment is executed as of the date first written above.

                                        YOUCENTRIC, INC.


                                        By:      /s/ J. Blount Swain
                                           -------------------------------------
                                           Name:      J. Blount Swain
                                           Title:     Chief Financial Officer

                                       2